UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):  December 31, 2012

Magnolia Solar Corporation
(Exact Name of Registrant as Specified in Charter)

Nevada	333-151633	39-2075693
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

54 Cummings Park Suite 316 Woburn, MA	01801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 497-2900

(Former name or former address, if changed since last report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 31, 2012, Magnolia Solar Corporation (the “Company”) and its wholly owned subsidiary, Magnolia Solar, Inc., entered into second amendment agreements with holders of $2,400,000 of original issue discount senior secured convertible notes (the “2009 Notes”) and warrants to purchase an aggregate of 2,400,000 shares of common stock of the Company at an exercise price of $0.50 per share (the “2009 Warrants”) previously issued in a private placement that was completed on December 31, 2009 (the “2009 Private Placement”) and subsequently amended on December 29, 2011.

Pursuant to the terms of the second amendment agreements, (i) 2009 Notes in the aggregate principal amount of $1,000,000 were amended to extend the maturity dates from December 31, 2012 to December 31, 2013 and 2009 Notes in the aggregate principal amount of $1,000,000 were amended to extend the maturity date from December 31, 2012 to June 30, 2013, (ii) 2009 Notes in the aggregate principal of $400,000 were amended to adjust the conversion price of such notes from $1.00 to $0.25, (iii) 2009 Notes in the aggregate principal amount of $2,000,000 were amended to provide that such notes shall, from January 1, 2013 onwards, bear interest at the rate of 10% per annum payable on a quarterly basis, upon conversion and at maturity and that such interest may, at the option of the Company, be paid in cash or in shares of common stock of the Company at the interest conversion rate of 90% of the volume weighted average price of the common stock of the Company during the 20 trading days prior to the interest payment date, and (iv) the exercise price of the 2009 Warrants was adjusted from $0.50 per share to $0.25 per share.

In addition, the Company agreed to adjust the exercise price of warrants to purchase an aggregate of 985,300 shares of common stock of the Company issued to former holders of the 2009 Notes and the placement agent and its affiliates in the 2009 Private Placement from $0.50 per share to $0.25 per share.

The Company expects to file copies of the second amendment agreements as exhibits to its Annual Report on Form 10-K for the year ended December 31, 2012 and the foregoing is qualified in its entirety by the full text of the second amendment agreements.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information described above under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information described above under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated herein by reference.

The amended 2009 Notes and the amended 2009 Warrants were issued under the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder, as they were issued to accredited investors, without a view to distribution, and were not issued through any general solicitation or advertisement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MAGNOLIA SOLAR CORPORATION

Date: January 4, 2013	By:	/s/ Dr. Yash R. Puri
Name: Dr. Yash R. Puri
Title: Executive Vice-President and Chief Financial Officer

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